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                                                                   Exhibit 6(b)

                                    By-Laws
                                       of

              Providentmutual Life and Annuity Company of America
                            (a Delaware Corporation)

                                   ARTICLE I
                                  Fiscal Year
                                  -----------

        Section 1.01. The fiscal year of the company shall begin on the first day of January in each year.

                                   ARTICLE II
                           Principal Place of Business
                           ---------------------------

        Section 2.01. The principal place of business shall be located at 300 Continental Drive, Newark, Delaware 19713.

                                  ARTICLE III
                            Meetings of Stockholders
                            ------------------------

        Section 3.01. All meetings of the stockholders shall be held at such place, within the State of Delaware or the Commonwealth of Pennsylvania, as is designated in the notice of meeting.

        Section 3.02. The board of directors may fix the date and time of the annual meeting of the stockholders, but if no such date and time is fixed by the board the meeting for any calendar year shall be held on the third Tuesday of February in such year, if not a legal holiday under the laws of Delaware and/or Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 11 o'clock A.M., and at said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

        Section 3.03. Special meetings of the stockholders of the company for any purpose or purposes may be called at any time by the president or a majority of the board of directors.

        Section 3.04. Written notice of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting, not less than 30 days prior to the day named for the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

        Whenever the language of a proposed resolution is included in a written notice of a meeting of stockholders the resolution may be adopted at such meeting with such clarifying or other amendments as do not enlarge its original purpose without further notice to stockholder not present in person or by proxy.

        Section 3.05. The presence in person or by proxy of stockholders entitled to case two-thirds of the votes which all stockholder are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter. Treasury shares shall not be counted in determining the total number of outstanding shares for voting purposes at any given time. The stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholder to leave less than a quorum.
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        If a meeting cannot be organized because a quorum has not attended, the stockholders entitled to vote and present in person or represented by proxy may adjourn the meeting to such time and place as they may determine. At any such adjourned meeting at which a quorum may be present such business may be transacted as might have been transacted at the meeting as originally called. No notice of any adjourned meeting of the stockholders of the corporation shall be required to be given, except by announcement of the time and place thereof at the meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Except as otherwise specified in these by-laws, or provided by statute, the acts, at a duly organized meeting, of the stockholders present, in person, or by proxy, entitled to cast at least a majority of the votes which all stockholders present in person or by proxy are entitled to cast shall be the acts of the stockholders.

        Section 3.06. At every meeting of the stockholders, the president or, in his or her absence, a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in his absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman, shall act as secretary .

        Section 3.07. Every stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney in fact and filed with the secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the company. No unrevoked proxy shall be valid after three years from the date of its execution, unless the proxy provides for a longer period. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the secretary of the company. A stockholder shall not sell his vote or execute a proxy to any person for any sum of money or anything of value.

        Every stockholder of record except the holder of shares which have been called for redemption and with respect to which an irrevocable deposit of funds has been made, shall have the right, at every stockholders meeting, to one vote for every share, and to a fraction of a vote equal to every fractional share. Treasury shares shall not be voted, directly or indirectly, at any meeting of stockholders or be counted in connection with the expression of consent or dissent to corporate action in writing without a meeting.








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        Section 3.09. Any action (except any action with respect to an amendment of the certificate or plan under which a class or classes of stockholders are by statute entitled to claim the right to valuation of and payment for their shares) which may be taken at a meeting of stockholders or of a class of stockholders may be taken without a meeting, if a consent or consents in writing to such action, setting forth the action so taken, shall be signed by stockholders entitled to cast a majority of the total number of votes which all stockholders of the corporation or of a class of stockholders are entitled by the certificate to cast upon such action and shall be filed with the secretary of the corporation. Such action shall not become effective until after at least ten days' written notice of such action shall have been given to each stockholder of record entitled to vote thereon.

        Section 3.10. The vote on the election of directors, and other questions properly brought before any meeting, need not be by ballot except when so demanded by at least a majority of the votes which all stockholders present in person or by proxy are entitled to cast, or when so ordered by the chairman of such meeting.

                                   ARTICLE IV
                               Board of Directors
                               ------------------

        Section 4.01. The board of directors shall have full power to conduct, manage, and direct the business and affairs of the corporation; and all powers of the corporation, except those specifically reserved or granted to the stockholders by statute or by the certificate or by these by-laws, are hereby granted to and vested in the board of directors.

        Section 4.02. The company shall have a board of directors consisting of not less than seven members. The number of directors to constitute the whole board shall be fixed by the board of directors prior to each meeting of stockholders for the election of directors and stated in the notice of such meeting. The directors shall be chosen at the annual meeting of stockholders or at any meeting held in lieu thereof, or at any special meeting of stockholders for electing directors. All directors of the corporation shall be natural persons of full age and stockholders in the corporation, but need not be residents of Pennsylvania. Each director shall have been elected and qualified, except in the event of his death, resignation or removal.

        Section 4.03. Regular meetings of the board of directors may be held in such places, within or without the State of Pennsylvania, and at such times as the board may from time to time determine, and if so determined, notices thereof need not be given. If the date fixed for any such regular meeting be a legal holiday under the laws of the state where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the board of directors. Special meetings of the board of directors may be held at any time or place, whenever called by the president or a majority of the directors, notice thereof being given by the secretary or the president, or the directors calling the meeting, to each director. Special meetings of the board of directors may also be held without formal notice, provided all directors are present or those not present have waived notice thereof.



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        At every meeting of the board of directors, the president, or in his or her absence, a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in his absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

        Section 4.04. A majority of the directors in office shall be present at each meeting in order to constitute a quorum for the transaction of business.

        Except as otherwise specified in these by-laws or provided by statute, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be present, and no notice of any adjourned meeting need be given, other than by announcement at the meeting. The directors shall act only as a board and the individual directors shall have no power as such, provided, however, that any action which may be taken at a meeting of the board may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the directors.

        Section 4.05. Immediately after each annual election of directors, the newly elected board of directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where said election of directors was held. Notice of such meeting need not be given. Such organization meeting may be held at any other time or place which shall be specified in a notice given as hereinbefore provided for special meetings of the board of directors.

        Section 4.06. The board of directors, by resolution adopted by a majority of the whole board, may designate an executive committee and one or more other committees, each committee to consist of two or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

        Between meetings of the board, the executive committee shall have and exercise all of the authority of the board in the management of the business and affairs of the company and any other committee shall have and exercise the authority of the board to the extent provided in the resolution designating the committee.

        A majority of the directors in office designated to a committee, or directors designated to replace them as provided in this section, shall be present at each meeting to constitute a quorum for the transaction of business and the acts of a majority of the directors in office designated to a committee or their replacements shall be the acts of the committee.






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        Section 4.07. No contract or transaction between the company and one or more of its directors or officers, or between the company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for such reason, or solely because the director or officer is present at or participates in the meeting of the board which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

        (1) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the board of directors and noted in the minutes thereof and the board authorizes, approves or ratifies the transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of any interested officers or directors; or

        (2) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transactions is specifically approved in good faith by vote of the stockholders; and

        (3) The contract or transaction is fair as to the company as of the time it is authorized, approved or ratified, by the board of directors or the stockholders .

Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors which authorizes a contract or transaction specified in this section.

        Section 4.08. The board of directors may declare vacant the office of a director if he be declared of unsound mind by an order of court, or convicted of felony, or for any other proper cause, or if within sixty days after notice of his election, he does not accept such office either in writing or by attending a meeting of the board of directors.

        In case of any vacancy in the board of directors through death, resignation, removal, disqualification or otherwise, the remaining directors may by vote of a majority of said directors, fill such vacancy for the unexpired term; provided that immediately after filling such vacancy at least 2/3 of the directors then serving were elected by the holders of the outstanding voting securities of the company at an annual or special meeting of stockholders called for that purpose. If at any time less than a majority in number of the board of directors of that company shall not have been elected by the holders of the outstanding voting securities of the corporation at an annual or special meeting called for that purpose, then the board of directors of the company or secretary shall forthwith call a special meeting of the stockholders to be held as promptly as possible and in any event within sixty days for the purpose of filling any existing vacancies on the board of directors.


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        Section 4.09. The stockholders may at any meeting called for the purpose, by vote remove from office any director and fill the vacancy in the board thus caused. The board of directors may by vote of not less than a majority of the directors then in office remove from office any director, officer or agent elected or appointed by them and may, for misconduct, remove any thereof elected by the stockholders.

        Section 4.10. Any director of the company may resign at any time by giving written notice to the president or the secretary of the company. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 4.11. Each director shall be paid such reasonable fee, if any, as shall be fixed by the board of directors for each meeting of the board of directors or committee of directors which he shall attend and may be paid such other compensation for his services as a director as may be fixed by the board of directors.


                                   ARTICLE V
                                    Officers
                                    --------

        Section 5.01. The officers of the company shall be chosen by the board of directors as soon as practicable after the annual meeting of the stockholders. These shall include a president, one or more vice presidents, a secretary, and a treasurer and investment officer. The board of directors, or the executive committee may also in its discretion appoint other officers, who shall have such authority and perform such duties as the board or the executive committee may determine. The board of directors may fill any vacancy which may occur in any office. Any offices, except those of president and secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such an instrument is required by law or these by-laws to be executed, acknowledge or verified by two or more officers.

        Section 5.02. The officers of the company shall be elected annually by the board of directors, and each such officer shall hold his office until the next annual organization meeting of directors and until his successor shall have been duly chosen and qualified, or until his death, resignation or removal by the board of directors.

        Section 5.03. Subject to such limitations as the board of directors may from time to time prescribe, the officers of the company shall each have such powers and duties as generally appertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors.








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                                   ARTICLE VI

                                    Notices
                                    -------

        Section 6.01. Whenever under the provisions of the statutes of the certificate of incorporation or of these by-laws notice is required to be given to any director, committee member, officer or stockholder, such notice may be given, in the case of stockholders, in writing, by mail, by depositing the same in a United States Post Office or letter box, addressed to such stockholder, at such address as appears on the books of the Company, or, in default of to his address, to such stockholder at the General Post Office in the City of Philadelphia, Pennsylvania by telephone, or by mail or by telegram to the last business address known to the secretary of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed or telephone or telegraphed. Notice shall not be construed to mean personal notice.

        Section 6.02. Whenever any written notice is required to be given under the provisions of these by-laws, or the Insurance Law of the State of Pennsylvania, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting.

        Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

        Section 6.03. One or more directors or stockholders may participate in a meeting of the board, of a committee of the board or of the stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                  ARTICLE VII
                               General Provisions
                               ------------------

        Section 7.01. All checks, drafts, orders for instructions for the payment of money and all notes of the company shall be signed by such officer or officers or such other person or persons and in such manner as the board of directors may from time to time designate.

        Section 7.03. Except as otherwise provided in these by-laws or as the board of directors may generally or in particular cases authorize the execution thereof in some manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and all other obligations made, accepted or endorsed by the company and all endorsements, assignments, transfers, stock powers or other instruments of transfers of securities owned by or standing in the name of the company shall be signed or executed by an officer of the company, who shall be the president, a vice president, the secretary or the treasurer.



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        Section 7.04. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, the words "Corporate Seal, Pennsylvania," and such other appropriate legend as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                       Redemption or Repurchase of Shares
                       ----------------------------------

        Section 8.01. The company shall redeem or repurchase all shares offered by any noncorporate shareholder subject to the conditions set forth in an agreement dated May 13, 1981. This agreement has been assented to by the company and all noncorporate shareholders.

                                   ARTICLE IX
                      Contracts of Insurance and Annuities
                      ------------------------------------

        Section 9.01. All contracts for insurance and for annuities, all permits and other instruments subsidiary thereto, and all endorsements and impression stamps thereon, shall be signed by the President or a Vice President, or signed with the facsimile signature of one of the aforementioned officers engraved, lithographed or impressed thereon, and attested or countersigned by the actual signature of any one of the following officers: The Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, a Registrar, or an Assistant Registrar.

                                   ARTICLE X
                   Other Contracts, Transfers and Conveyances
                   ------------------------------------------

        Section 10.01. The President, a Vice President, or the Treasurer, is hereby authorized and empowered.

        (a) to assign or transfer, either in person or by attorney, all loans of the United States of America, the Commonwealth of Pennsylvania, the City of Philadelphia, or of any other Government, State, County, Municipality, or Governmental Unit or Agency, and all other bonds, notes, loans, stocks or other securities registered in the name of the Company;

        (b) to execute all transfers, conveyances and leases of real estate, assignments of mortgages, extensions of mortgages, releases of mortgages, letters of attorney to satisfy mortgages of record, assignments and extinguishments of ground rents, and generally all instruments touching upon or affecting the title to real estate held or owned by the Company, the authority to execute all of the foregoing hereby being conferred upon said officers as fully, amply and entirely and with the same and like force and effect as if a special Resolution of the Board of Directors were adopted in each case; and








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        (c)     to execute all other contracts or instruments in connection with the business of the Company, other than contracts of Insurance and Annuities provided for under Article IX.

                                   ARTICLE XI
                               Deposits of Money
                               -----------------

        Section 11.01. All uninvested money, except such amounts as may be needed for current use, shall be deposited in the name of the Company in such depositories as the Board of Directors may designate from time to time.

        Section 11.02. No money shall be withdrawn from the depositories authorized under the preceding Section, except by check, draft or other authorization signed by any one of the following officers: The President, a Vice President, the Treasurer, unless special authority be given therefore by Resolution of the Board of Directors.

                                  ARTICLE XII
            Indemnification of Directors, Officers and Other Persons
            --------------------------------------------------------

        Section 12.01. To the fullest extent permitted by law, the Company shall indemnify any present, former or future Director, officer, or employee of the Company or any person who may serve or has served at its request as officer or Director of another corporation of which the Company is a creditor or stockholder, against the reasonable expenses, including attorneys' fees, necessarily incurred in connection with the defense of any action, suit or other proceeding to which any of them is made a party because of service as Director, officer or employee of the Company or such other corporation, or in connection with any appeal therein, and against any amounts paid by such Director, officer or employee in settlement of, or in satisfaction of a judgment or fine in, any such action, suit or proceeding, except expenses incurred in defense of or amounts paid in connection with any action, suit or other proceeding in which such Director, officer or employee shall be adjudged to be liable for negligence or misconduct in the performance of his duty. A judgment entered in connection with a compromise or dismissal or settlement of any such action, suit or other proceeding shall not of itself be deemed an adjudication of negligence or misconduct. The indemnification herein provided shall not be exclusive of any other rights to which the persons indemnified may be entitled.

                                  ARTICLE XIII
                             Amendments to By-Laws
                             ---------------------

        Section 13.01. The By-Laws of the Company may be changed, altered and amended from time to time by the Board of Directors.